Exhibit 99.1

Catalent Provides Business Update and Names Ricky Hopson as Interim Chief Financial Officer

SOMERSET, N.J., April 14, 2023 – Catalent, Inc. (“Catalent” or the “Company”) (NYSE: CTLT), the leader in enabling the development and supply of better treatments for patients worldwide, today announced a business update. While complete financial information and operating data for the Company’s third fiscal quarter ended March 31, 2023 are not yet finalized, the Company expects that productivity issues and higher-than-expected costs experienced at three of its facilities, including two of its largest manufacturing facilities, during the quarter will materially and adversely impact the Company’s financial results for the third fiscal quarter and its outlook for the remainder of the 2023 fiscal year.

The Company also today announced that Ricky Hopson will assume the role of Interim Chief Financial Officer, effective April 14, 2023. Catalent is engaging a leading, global executive search firm to evaluate candidates for a permanent Chief Financial Officer.

Business Update

One of the facilities that experienced productivity issues is the Company’s gene therapy manufacturing site located in Harmans, Maryland near the BWI airport (“BWI”), where the Company’s plans to increase capacity for a customer’s product during the third quarter in order to ramp production was slower than expected. During this ramp-up, certain operational challenges, including those related to the initial deployment of a new enterprise resource planning (ERP) system at BWI, significantly reduced the expected revenue in the third fiscal quarter associated with the site, and will also impact revenue previously expected in the fourth quarter.

Timely resolution of these issues was delayed by the necessity of focusing site resources on important regulatory inspections involving the BWI site, which were successfully completed. The ERP-related challenges were operational in nature and will not impact the Company’s ability to produce timely and accurate financial statements.

None of these issues is expected to adversely impact the quality or commercial launch quantities of any product made at BWI in light of, among other things, the level of “bright stock” on hand. However, revenue from the unproduced batches cannot be made up for in this fiscal year due to manufacturing capacity constraints. The Company expects to recover related revenue in the second half of calendar year 2023 (the first half of the Company’s 2024 fiscal year).

In the third fiscal quarter, the Company also experienced productivity challenges and higher-than-expected costs at its drug product and drug substance manufacturing facilities located in Bloomington, Indiana and Brussels, Belgium, where the Company was unable to achieve anticipated productivity levels and associated revenue due in part to the continued need to implement enhancements to its operational and engineering controls following regulatory inspections that occurred earlier in the fiscal year. While these issues are also expected to affect the Company’s fiscal fourth quarter to end on June 30, 2023, productivity levels in Bloomington are expected to be restored to previously forecast levels in that quarter. As with BWI, the Company does not expect to make up for the lost production at Bloomington until after the close of the current fiscal year.

After conducting an internal review of the Company’s manufacturing operations, the Company has taken a number of measures at BWI, Bloomington, and Brussels, including both management and operational changes, to address the root causes of the issues identified at each site.

Ricky Hopson Named Interim Chief Financial Officer

Ricky Hopson, who had been serving as the Company’s President, Division Head for Clinical Development & Supply, will assume the role of the Company’s Interim Chief Financial Officer, effective April 14, 2023, following the departure of Thomas Castellano as the Company’s Senior Vice President and Chief Financial Officer on April 13, 2023.

“Ricky is an experienced financial executive who deeply understands Catalent and can successfully lead our financial function through this interim period until we identify a new, permanent CFO,” said Alessandro Maselli, President and Chief Executive Officer. “We also thank Tom for his 15 years of service, during which he played an integral role in our successful initial public offering in 2014 and served in multiple senior positions. We wish Tom well in his future endeavors.”

Mr. Hopson, 47, has served as President, Division Head for Clinical Development & Supply since July 2022. Prior to that, he served the Company for more than 20 years in a variety of finance roles, most recently as the Company’s Vice President & Chief Accounting Officer since June 2021. Prior to that, Mr. Hopson served the Company as Vice President & Corporate Controller, Global Vice President, Operational Finance, and Vice President of Finance for two different business units. Mr. Hopson graduated from the University of Portsmouth and is a chartered management accountant in the U.K.

Third Quarter Fiscal Year 2023 Earnings Conference Webcast

The company expects to release financial results for the third quarter of fiscal year 2023, ended March 31, 2023, before the market open on Tuesday, May 9, 2023, and will host a webcast to discuss the results at 8:15 a.m. ET on the same day. Catalent invites all interested parties to listen to the webcast and view a supplemental slide presentation, both of which will be accessible through Catalent’s website at https://investor.catalent.com. The webcast replay, along with the supplemental slides, will be available for 90 days at https://investor.catalent.com.

About Catalent

Catalent, Inc. (NYSE: CTLT), an S&P 500® company, is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply around 80 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of approximately 18,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $5 billion in revenue in its 2022 fiscal year. For more information www.catalent.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the resolution of issues at three of the Company’s manufacturing facilities, the impact of such issues on product made at BWI, the timing of recovering unproduced batches at BWI, the timing of the resumption of normal operations at the three facilities, and the impact of such issues on the Company’s financial results for the fiscal quarter ended March 31, 2023 and the fiscal year to end on June 30, 2023. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements, including, but not limited to, general business, financial and accounting risks and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, filed with the U.S. Securities and Exchange Commission, or the SEC, and the Company’s other filings with the SEC. In addition, the statements regarding the impact of productivity issues on the Company’s financial results for the fiscal quarter ended March 31, 2023 and the fiscal year to end June 30, 2023 are not a comprehensive statement or estimate of the Company’s financial results for such periods or of the events that may have affected the Company’s financial results for the fiscal year ended March 31, 2023 or that may affect the Company’s financial results for the fiscal year to end June 30, 2023. The Company’s actual results for the fiscal quarter ended March 31, 2023, and for the fiscal year to end June 30, 2023 may differ materially from what may be implied by, or be expected from, the statements regarding the impact of such issues on the Company’s financial results. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Paul Surdez, Catalent, Inc.

(732) 537-6325

investors@catalent.com

Media Contact:

Chris Halling

+44 (0)7580 041073

media@catalent.com

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